Exhibit 99.1
SANUWAVE Health, Inc. Barry Jenkins, CFO Bernie Laurel, VP of Sales and Marketing 678-578-0103 investorrelations@sanuwave.com	Lippert/Heilshorn & Associates Anne Marie Fields (Investors) 212-838-3777 afields@lhai.com Mackenzie Mills (Media) 212-838-3777 mmills@lhai.com

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS SECOND QUARTER FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

ALPHARETTA, GA, August 10, 2011 – SANUWAVE Health, Inc. (OTCBB: SNWV), an emerging medical technology company focused on the development and commercialization of noninvasive, biological response activating devices in regenerative medicine, today reported financial results for the three and six months ended June 30, 2011 and provided a business update.

Christopher M. Cashman, President and CEO of SANUWAVE, said, “During the second quarter of 2011 and in recent weeks we achieved a number of important milestones in support of our goal of commercializing dermaPACE® in wound healing. We were especially pleased to submit the final module of our Premarket Approval (PMA) application with the U.S. Food and Drug Administration (FDA) for dermaPACE to treat diabetic foot ulcers. We reported 24-week top-line data from our double-blinded, sham-controlled, pivotal Phase III clinical trial demonstrating that dermaPACE safely and effectively heals diabetic foot ulcers, which represents a $2 billion market opportunity in the U.S. alone and remains a major area of unmet medical need.”

Discussing the Company’s plans moving forward, Mr. Cashman said, “We are very excited about SANUWAVE’s future as we expect to achieve additional strategic milestones in the coming quarters. We eagerly await the FDA’s response to our PMA application and are actively engaged in preparations for the commercial launch of dermaPACE. Toward that end, we were pleased to announce that the American Medical Association released two Current Procedural Terminology (CPT) Category III codes for Extracorporeal Shock Wave Technology in wound healing. This decision by the AMA was based on the compelling and growing body of peer-reviewed published clinical data, the enthusiastic support from multiple medical societies and their own due diligence. Pending FDA approval, dermaPACE would be the first and only technology capable of utilizing these new tracking codes, which should position dermaPACE well for early adoption and widespread utilization.”

“We continue to participate in annual scientific meetings where physicians regularly discuss innovations in diabetic foot ulcer treatment, such as the recent American Podiatric Medical Association’s 2011 National Meeting. At this meeting, we showcased dermaPACE and its highly positive Phase III clinical trial data before a global audience of podiatrists and podiatric surgeons, many of whom regularly treat diabetic foot ulcers. In addition, Dr. Vickie R. Driver from Boston University School of Medicine and one of the principal investigators in the dermaPACE clinical trial led the first nationally accredited Continuing Medical Education (CME) presentation highlighting the clinical relevance of the 24-week data and the utility of dermaPACE in clinical practice.”

“Lastly, we continue to build on the scientific body of knowledge with the publication of research in several leading medical journals that supports and clarifies the underlying mechanism of action and the healing potential of PACE® technology in a variety of bone and soft tissue applications. Publications such as these, combined with our Phase III clinical trial results for dermaPACE, will form the foundation of our clinically focused sales and marketing strategy. The diabetic foot ulcer market is sizeable, and we are confident that dermaPACE provides an exceptional and unique value proposition for patients, physicians and payors,” concluded Mr. Cashman.

Second Quarter Financial Results

Revenues for the three months ended June 30, 2011 were $164,000, an increase of $47,000 or 40% compared with revenues of $117,000 for the corresponding 2010 quarter. The increase was a result of sales of orthoPACE®, which was introduced in Europe in July 2010 for orthopedic, trauma and sports medicine indications.

Research and development expenses for the second quarter of 2011 were $795,000, compared with $896,000 for the same period in 2010, a decrease of $101,000 or 11%. This decrease is primarily due to reductions in costs associated with the Company’s Phase III clinical trial of dermaPACE to treat diabetic foot ulcers, which completed enrollment and patient follow-up in 2010 and transitioned to clinical trial analysis in 2011.

General and administrative expenses for the three months ended June 30, 2011 were $1,510,000, compared with $1,498,000 for the same period in 2010, an increase of $12,000 or 1%.  General and administrative expenses include non-cash stock-based compensation of $147,000 and $454,000 for the three months ended June 30, 2011 and 2010, respectively. The decrease in stock-based compensation was primarily due to restricted stock granted in 2009 becoming fully vested and expensed as of January 1, 2011. Excluding stock-based compensation, general and administrative expenses were $1,363,000 for the three months ended June 30, 2011, compared with $1,044,000 for the same period in 2010, an increase of $319,000 or 31%. The increase is mainly due to higher sales and marketing expenses for medical society trade shows and increased legal costs as a result of patent preparation, filing and defense activities.

The net loss for the three months ended June 30, 2011 was $3,572,000 or ($0.17) per share, compared with a net loss of $2,727,000 or ($0.22) per share for the three months ended June 30, 2010. Included in the net loss for the three months ended June 30, 2011 was a non-recurring, non-cash loss from extinguishment of debt of $1,319,000 for the cancellation of $4,414,000 in notes payable to related parties in exchange for 1,358,126 shares of common stock and 679,064 Class E warrants.

First Half Financial Results

Revenues for the six months ended June 30, 2011 were $416,000, compared with $260,000 in the same period in 2010. The increase of $156,000, or 60%, is attributable to sales of orthoPACE, which was introduced in Europe in July 2010.

Research and development expenses for the six months ended June 30, 2011 were $1,544,000, compared with $1,982,000 for the same period in 2010, a decrease of $438,000 or 22% due to lower expenses related to the dermaPACE clinical trial in 2011 as patient enrollment and follow-up ended during 2010 and costs for 2011 transitioned to clinical results analysis.

General and administrative expenses for the six months ended June 30, 2011 were $2,893,000, compared with $3,097,000 for the same period in 2010, a decrease of $204,000 or 7%. General and administrative expenses include non-cash stock-based compensation of $300,000 and $938,000 for the six months ended June 30, 2011 and 2010, respectively. The decrease in stock-based compensation was primarily due to restricted stock granted in 2009 becoming fully vested and expensed as of January 1, 2011. Excluding stock-based compensation, general and administrative expenses were $2,593,000 for the six months ended June 30, 2011, compared with $2,159,000 for the same period in 2010, an increase of $434,000 or 20%. The increase is mainly due to increased sales and marketing expenses for medical society trade shows and increased legal costs as a result of patent preparation, filing and defense activities.

The net loss for the six months ended June 30, 2011 was $5,756,000, or ($0.31) per share, compared with a net loss of $5,722,000, or ($0.46) per share for the same period of 2010. Included in the net loss for the 2011 period was a non-recurring non-cash loss from extinguishment of debt of $1,319,000 for the cancellation of $4,414,000 in notes payable to related parties in exchange for 1,358,126 shares of common stock and 679,064 Class E warrants.

As of June 30, 2011, the Company had cash and cash equivalents of $7,774,000, compared with $417,000 as of December 31, 2010. For the six months ended June 30, 2011, net cash used by operating activities was $5,003,000, primarily consisting of compensation costs, clinical trials, research and development activities and general corporate operations. The net cash used by operating activities during the period also included payments to reduce current payables, accrued employee compensation and accrued expenses, which totaled $1,125,000. Net cash provided by financing activities for the six months ended June 30, 2011 was $12,367,000, which consisted of the net proceeds from the private placement of $8,467,000 of the Company’s common stock and warrants and the exercise of unit options of $3,900,000.  Cash and cash equivalents increased by $7,356,000 for the six months ended June 30, 2011.

About PACE

PACE, defined as Pulsed Acoustic Cellular Expression, delivers high-energy acoustic pressure waves in the shock wave spectrum to produce compressive and tensile stresses on cells and tissue structures to promote angiogenic and positive inflammatory responses, and quickly initiate the healing cascade. This results in revascularization and microcirculatory improvement, including an increase in arterial vessel diameter (arteriogenesis), the production of angiogenic growth factors, enhanced new blood vessel formation (angiogenesis), and the subsequent regeneration of tissue such as skin, musculoskeletal and vascular structures. PACE treatment triggers the initiation of an accelerated inflammatory response that speeds wounds into proliferation phases of healing and subsequently returns a chronic condition to an acute condition to help reinitiate the body’s own healing response.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE marked for treatment of the skin and subcutaneous soft tissue and recently completed its highly positive pivotal Phase III, Investigational Device Exemption (IDE) clinical trial in the U.S. for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that this technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron™ and orthoPACE devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control.  Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
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(Tables to Follow)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,773,719	$417,457
Accounts receivable - trade, net	100,843	95,549
Inventory	448,277	463,643
Prepaid expenses	149,119	121,084
Due from Pulse Veterinary Technologies, LLC	99,008	45,389
TOTAL CURRENT ASSETS	8,570,966	1,143,122

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	22,330	13,386

OTHER ASSETS	32,644	32,253

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,687,160	1,840,538

TOTAL ASSETS	$10,313,100	$3,029,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,608,295	$1,829,815
Accrued employee compensation	315,237	1,101,410
Accrued expenses	138,888	256,204
Notes payable, related parties	-	4,247,290
Interest payable, related parties	80,968	82,977
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,798,449	8,172,757

NOTES PAYABLE, RELATED PARTIES	5,372,743	5,372,743
TOTAL LIABILITIES	8,171,192	13,545,500

COMMITMENTS AND CONTINGENCIES	-	-

GOING CONCERN	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 50,000,000 shares authorized; 20,907,536 in 2011 and 14,794,650 in 2010 issued and outstanding	20,908	14,795

ADDITIONAL PAID-IN CAPITAL	62,122,374	43,728,133

ACCUMULATED OTHER COMPREHENSIVE INCOME	24,190	10,902

RETAINED DEFICIT	(60,025,564)	(54,270,031)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	2,141,908	(10,516,201)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$10,313,100	$3,029,299

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

REVENUES	$163,749	$117,226	$415,502	$260,328

COST OF REVENUES	47,233	40,936	140,531	88,580

GROSS PROFIT	116,516	76,290	274,971	171,748

OPERATING EXPENSES
Research and development	795,118	895,651	1,544,417	1,981,625
General and administrative	1,510,390	1,498,236	2,892,575	3,096,760
Depreciation	6,244	185,202	12,481	379,934
Amortization	76,689	76,690	153,378	153,379
TOTAL OPERATING EXPENSES	2,388,441	2,655,779	4,602,851	5,611,698

OPERATING LOSS	(2,271,925)	(2,579,489)	(4,327,880)	(5,439,950)

OTHER INCOME (EXPENSE)
Transitional services provided to Pulse Veterinary Technologies, LLC	112,500	90,125	225,000	180,125
Gain on sale of assets	-	2,065	-	2,065
Extinguishment of debt	(1,318,781)	-	(1,318,781)	-
Interest expense, net	(79,794)	(240,243)	(316,074)	(457,524)
Gain (loss) on foreign currency exchange	(14,207)	392	(17,798)	(6,621)
TOTAL OTHER INCOME (EXPENSE)	(1,300,282)	(147,661)	(1,427,653)	(281,955)

LOSS BEFORE INCOME TAXES	(3,572,207)	(2,727,150)	(5,755,533)	(5,721,905)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(3,572,207)	(2,727,150)	(5,755,533)	(5,721,905)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	2,290	(3,593)	13,288	(4,161)
TOTAL COMPREHENSIVE LOSS	$(3,569,917)	$(2,730,743)	$(5,742,245)	$(5,726,066)

LOSS PER SHARE:
Net loss - basic	$(0.17)	$(0.22)	$(0.31)	$(0.46)
Net loss - diluted	$(0.17)	$(0.22)	$(0.31)	$(0.46)

Weighted average shares outstanding - basic	20,537,517	12,509,657	18,340,586	12,509,657
Weighted average shares outstanding - diluted	20,537,517	12,509,657	18,340,586	12,509,657

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,755,533)	$(5,721,905)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	153,378	153,379
Accrued interest	166,618	460,125
Depreciation	12,481	379,934
Change in allowance for doubtful accounts	19,751	9,007
Gain on sale of property and equipment	-	(2,065)
Stock-based compensation	300,210	937,700
Extinguishment of debt	1,318,781	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	(25,045)	(30,724)
Inventory	15,366	45,045
Prepaid expenses	(28,035)	(11,685)
Due from Pulse Veterinary Technologies, LLC	(53,619)	(23,224)
Other assets	(391)	349
Assets held for sale	-	2,516
Changes in liabilities - increase/(decrease)
Accounts payable	(221,520)	747,501
Accrued employee compensation	(786,173)	299,266
Accrued expenses	(117,316)	(252,669)
Interest payable, related parties	(2,009)	-
NET CASH USED BY OPERATING ACTIVITIES	(5,003,056)	(3,007,450)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	2,500
Purchase of property and equipment	(21,425)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(21,425)	2,500

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placement	8,467,121	-
Proceeds from unit options exercised, related parties	2,463,008	-
Proceeds from unit options exercised	1,437,326	-
Proceeds from promissory notes, related parties	-	1,500,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,367,455	1,500,000

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	13,288	(4,161)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,356,262	(1,509,111)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	417,457	1,786,369
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,773,719	$277,258

SUPPLEMENTAL INFORMATION
Cash paid for interest	$161,935	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital stock issued in exchange for notes payable, related parties	$4,413,908	$-